AGREEMENT, made and entered into April 8th, 2010 and effective as of April 8, 2010 by and between R. Scott Barter ("Barter") of Streetsmart Communications, Inc., a Delaware corporation, and Thunder Mountain Gold, Inc. ("the Company"), a Nevada corporation, located at 5248 West Chinden Boulevard, Boise, ID 83714.

WITNESSETH:

WHEREAS, this Agreement is created for the purpose of engaging Barter to perform consulting services on behalf of the Company; and

WHEREAS, the Company desires to utilize Barter's services in connection with its business;

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, Barter and the Company hereby agree as follows:

1. CONSULTING SERVICES. Effective as of April 8, 2010 by and subject to the terms and conditions herein contained, Barter shall provide consultation, advisory, negotiations and introduction services to the Company in connection with providing merger candidates, as well as SEC and/or market filings to its management and such other managerial assistance as Barter shall deem necessary or appropriate for the Company's business to include but not limited to:

(a) to continue to provide a liaison with Wall Street;

(b) to continue to act as liaison with market makers in order to assist in the orderly making of markets for the Company's stock on NASDAQ or the OTC Bulletin Board as applicable;

(c) to assist the Company in achieving the listing requirements and to facilitate trading on The American Stock Exchange;

(d) acquainting retail and institutional brokers with the Company's common stock.

(e) Barter represents the services to be rendered are and will be in compliance with all federal and state securities laws of the United States.

(f) In consideration for the services of Barter to be provided hereunder the Company shall pay to Streetsmart Communications, Inc. $6,000.00 per month for each of the next three (3) months; $3,000.00 to be paid on the first of each month and a further $3,000.00 to accrue on a monthly basis.

(g) Payments to commence on April 1, 2010.

2. PERSONNEL. Barter shall be an independent contractor and no personnel utilized by Barter in providing services hereunder shall be deemed an employee of the Company. Moreover, neither Barter nor any other person shall be empowered hereunder to act on behalf of the Company.

3. TERMS AND TERMINATION. This Agreement shall be effective from April 8, 2010 and shall continue in effect for a period of three (3) months and may be extended upon the mutual agreement of the parties.

4. CONFIDENTIALITY. Neither Barter nor any of his consultants, other employees, officers or directors shall disclose knowledge or information concerning the confidential affairs of the Company with respect to the Company's business or finances that was obtained in the course of performing services provided for herein.

5. EXPENSES. The Company shall reimburse Barter for all pre-approved travel, if any, and other expenses incurred by him in rendering services hereunder, including any expenses incurred by consultants when such consultants are temporarily located outside of the metropolitan New York area for the

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purpose of rendering services to or for the benefit of the Company pursuant to this Agreement. Barter shall provide receipts and vouchers to the Company for all expenses for which reimbursement is claimed.

6. LIMITED LIABILITY. Neither Barter nor any of his consultants, other employees, officers or directors shall be liable for consequential or incidental damages of any kind to the Company that may arise out of or in connection with any services performed by Barter hereunder.

7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof or actual domicile of the parties. Barter shall be liable for liabilities or damages resulting directly from Barter's gross negligence, willful misconduct, bad faith, or any breach of a representation, warranty or covenant by Barter.

8. NOTICE. Notice hereunder shall be in writing and shall be deemed to have been given at a time when deposited for mailing with the United States Postal Service enclosed in a registered or certified postpaid envelope addressed to the respective party at the address of such party first above written or at such other address as such party may fix by notice given pursuant to this paragraph.

9. NO OTHER AGREEMENTS. This Agreement supersedes all prior understandings, written or oral, and constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof. No waiver, modification or termination of this Agreement shall be valid unless in writing signed by the parties hereto.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

THUNDER MOUNTAIN GOLD, INC.

By:______________________________
E. James Collord
Chairman / CEO

STREETSMART COMMUNICATIONS, INC.

By:______________________________
R. Scott Barter
President